Filed Pursuant to Rule 424(b)(5)
Registration No. 333-248784

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Ordinary Shares, par value NIS 0.01 per share	3,042,845	(1)	$151.00	$459,469,595.00	$37,926.66	(2)(3)

____________

(1)      Includes 396,892 shares that may be purchased by the underwriters upon exercise of the underwriters’ option to purchase additional shares.

(2)      The registration fee is calculated and being paid pursuant to Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), and relates to the Registration Statement on Form F-3 (File No. 333-248784) filed by the Registrant on September 14, 2020 (“the Shelf Registration Statement”). This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Shelf Registration Statement in accordance with Rules 456(b) and 457(r) under the Securities Act.

(3)      The registrant previously paid a registration fee of $5,410.00 with respect to the registration of 705,953 of the offered shares. Accordingly, a filing fee of $32,516.67 is being paid at this time with respect to $352,870,692.00 of the maximum aggregate offering price for 2,336,892 of the offered shares.

Prospectus Supplement
(To prospectus dated September 14, 2020)

2,645,953 Shares
Kornit Digital Ltd.
Ordinary Shares

____________________

We are offering for sale 1,940,000 ordinary shares, par value NIS 0.01 per share. The selling shareholder identified in this prospectus supplement is offering an additional 705,953 ordinary shares. We will not receive any of the proceeds from the sale of shares being offered by the selling shareholder.

Our ordinary shares are listed on the Nasdaq Global Select Market under the symbol “KRNT.” On November 18, 2021, the last reported sales price of our ordinary shares was $155.01 per share.

____________________

	Per Share	Total
Public offering price	$151.00	$399,538,903
Underwriting discounts and commissions	$5.29	$13,983,862
Proceeds, before expenses, to us	$145.72	$282,687,100
Proceeds, before expenses, to the selling shareholder	$145.72	$102,867,941

The underwriters may also exercise their option to purchase up to an additional 396,892 ordinary shares from us at the public offering price, less underwriting discounts and commissions, for 30 days after the date of this prospectus supplement.

Investing in our ordinary shares involves risks that are described in the “Risk Factors” section beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus supplement or accompanying prospectus, or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ordinary shares to purchasers on or about November 23, 2021.

____________________

Citigroup	Barclays	Goldman Sachs & Co. LLC	Morgan Stanley
William Blair	Needham & Company	Stifel
Berenberg	CJS Securities	Craig-Hallum

____________________

The date of this Prospectus Supplement is November 18, 2021.

S-i

About this Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. The document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which provides more general information about securities we or the selling shareholder referred to therein may offer from time to time, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add or update information contained in the prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or contained in any free writing prospectus prepared by us or on our behalf. We have not, and the underwriters have not, authorized anyone to provide you with different information. The distribution of this prospectus supplement and sale of these securities in certain jurisdictions may be restricted by law. We and the selling shareholder are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement and the accompanying prospectus are not, and under no circumstances are to be construed as, an advertisement or a public offering of securities in Israel. Any public offer or sale of securities in Israel may be made only in accordance with the Israeli Securities Law, 5728-1968 (which requires, among other things, the filing of a prospectus in Israel or an exemption therefrom). Persons in possession of this prospectus supplement or the accompanying prospectus are required to inform themselves about and observe any such restrictions. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement or prospectus to the “Company,” “we,” “us,” “our” and “Kornit” refer to Kornit Digital Ltd. and its subsidiaries.

S-ii

Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives including, without limitation, the impact of COVID-19 on our business. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “project,” “potential,” “will,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.

Our ability to predict the results of our operations or the effects of various events, including the COVID-19 pandemic, on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to differ materially from any future results, performance or achievements that may be expressed or implied by the forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

S-iii

Prospectus Supplement Summary

This summary highlights selected information concerning our company and the offering, including information contained elsewhere in this prospectus supplement, the accompanying prospectus or in documents incorporated by reference herein or therein. This summary does not contain all of the information you should consider before investing in our ordinary shares. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” and our consolidated financial statements and notes to those consolidated financial statements, before making an investment decision.

Our Company

We develop, design and market innovative, sustainable, on-demand, digital fashion and textile production technologies, with a focus on digital printing and cloud-based software workflow solutions for the global printed textile industry. We focus mainly in the fashion, apparel and home décor segments of the industry.

Our vision is to create a better world where everybody can bond, design and express their identities, one impression at a time.

Our mission is to write the operating system for on-demand sustainable fashion with end-to-end solutions including digital printing systems, inks, consumables, and cloud-based software workflow solutions.

We aim to revolutionize the fast-changing industry by facilitating and expediting the transition from analog processes that have not evolved for decades and are not fit for the rapidly changing business models and self-disruption needs of the industry, to digital methods of garment, apparel and home décor, finished-goods production and decoration that address the contemporary supply, demand, social and environmental needs of the industry in which we operate.

We focus on the rapidly growing high-throughput, direct-to-garment, or DTG, and direct-to-fabric, or DTF, segments of the printed and decorated textile industry. Our solutions include our proprietary digital printing systems, ink and other consumables, associated software and value-added services that allow for quality and cost-effective large-scale printing of short runs of complex images and designs directly on finished garments and fabrics. Our solutions address the growing production gaps reflected in the need to shift to shorter runs, proximity production, proximity decoration, partial or full on-demand production and microfactory models by enabling our customers to print and decorate high quality products in a time efficient, cost-effective and environmentally friendly manner compared to traditional printing. This allows textile manufacturers to transition from their traditional business and operating models of supply based on demand predictions, to partial or full on-demand or made-to-order models, by which decoration of fabric and production of finished goods only takes place once a customer order has been issued.

Our printing solutions are differentiated from other digital methods of production because they eliminate the need to pre-treat fabrics prior to printing, thereby offering our customers the ability to digitally print high quality images and designs on a variety of fabrics in a streamlined manner. When compared to analog methods of production, our solutions also significantly reduce production lead times and enable customers to more efficiently and cost-effectively produce smaller quantities of individually printed designs, thereby mitigating the risk of excess inventory, which is a significant challenge for the industry.

Our cloud software workflow solution, branded KornitX, connects the digital front-end with the physical production environment. Our platform enables creators, designers, brands, marketplaces and other content creators to produce on-demand from design, to order, to product fulfilment. KornitX manages and routes orders through Kornit’s global fulfilment network.

The success of evolving omni-channel apparel retail is dependent heavily on the ability to show a large variety of designs. Since it is more and more difficult to predict consumer preferences and demand, it is increasingly difficult to stock every possible design. Having digital capacity available allows printers, brands and retailers to offer unlimited design options with minimal to no inventory risk. We believe we are well positioned to continue taking advantage of this trend. We believe our current market opportunity is 21 billion impressions, based on an estimated annual industry-wide run rate of impressions for the year ended December 31, 2020, with the potential to reach an estimated 31 billion impressions by the end of 2026, and 39 billion square meters of printed fabric output industry-wide, based on estimated total volume for the year ended December 31, 2020, with the potential to reach an estimated 42 billion by the end of 2026.

In August 2021, we announced the acquisition of all associated assets of Somerville, Massachusetts-based Voxel8. Voxel8’s advanced additive manufacturing technology for textiles allows for digital fabrication of functional features with zonal control of material properties, in addition to utilizing high-performance elastomers adhering to inkjet technology.

In September 2021, we released our 2020 Impact Report on Environmental, Social and Corporate Governance: Progress, Action and Future Goals (the “2020 Impact Report”) in which we set forth the sustainability goals which we are targeting for 2026 of reducing overproduction by 1.1 billion apparel items, reducing greenhouse gas emissions by 17.2 billion kilograms and saving 4.3 trillion liters of water.

We were founded in 2002 in Israel and shipped our first system in 2005. As of September 30, 2021, had approximately 1,200 active customers globally and we had over 849 employees located primarily across four regions: Israel, America, Europe and Asia Pacific. In the year ended December 31, 2020, we generated revenues of $193.3 million, representing an increase of 7.5% over the prior fiscal year. In the nine months ended September 30, 2021, we generated revenues of $234.5 million, representing an increase of 93.7% over the nine months ended September 30, 2020. In the year ended December 31, 2020, we generated 68.7% of our revenues from the Americas region, 23.9% from the Europe, Middle East and Asia (“EMEA”) region, and 7.4% from the Asia Pacific region. In the nine months ended September 30, 2021, we generated 70.1% of our revenues from the Americas region, 22.6% from the EMEA region, and 7.3% from the Asia Pacific region.

Corporate Information

We are incorporated under the laws of the State of Israel and our principal executive offices are located at 12 Ha’Amal Street, Rosh Ha’Ayin 4809246, Israel, and our telephone number is +972-3-908-5800. Our website address is www.kornit.com (the information contained therein or linked thereto shall not be considered incorporated by reference in this prospectus supplement or the accompanying prospectus). Our agent for service of process in the United States is Kornit Digital North America Inc., located at 480 South Dean Street, Englewood, New Jersey 07631, and its telephone number is (888) 456-7648.

The Offering

Ordinary shares being offered by us	1,940,000 ordinary shares (or 2,336,892 ordinary shares if the underwriters exercise in full their option to purchase additional ordinary shares).
Ordinary shares being offered by the selling shareholder	705,953 ordinary shares.
Ordinary shares outstanding immediately prior to this offering	46,536,716 ordinary shares.
Ordinary shares outstanding upon completion of this offering	49,182,669 ordinary shares (or 49,579,561 ordinary shares if the underwriters exercise in full their option to purchase additional ordinary shares).
Use of proceeds

We expect to receive net proceeds from this offering of approximately $282.0 million, or approximately $339.8 million if the underwriters exercise in full their option to purchase additional ordinary shares, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for future potential acquisitions, including complementary businesses, technologies or assets, and for general corporate purposes, including working capital and capital expenditures. See “Use of Proceeds.”

We will not receive any of the proceeds from the sale of shares by the selling shareholder.
Nasdaq Global Select Market symbol	“KRNT”
Risk factors

See “Risk Factors” and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

Unless otherwise indicated, the number of ordinary shares outstanding before and after this offering is based on the number of ordinary shares outstanding as of September 30, 2021 and excludes as of that date: (1) 4,111,196 ordinary shares available for future awards under our equity incentive plans, (2) an additional 451,979 ordinary shares underlying outstanding options under our equity incentive plans, at a weighted average exercise price of $19.60 per share, and (3) 733,958 ordinary shares issuable pursuant to restricted share units and performance share units outstanding under our equity incentive plans. It also excludes (1) 769,713 ordinary shares issuable pursuant to warrants we issued to an affiliate of Amazon.com, Inc. (“Amazon”), all of which were vested and exercisable as of November 12, 2021 at an exercise price of $13.04 per share (the “Original Warrant”) and (2) ordinary shares issuable pursuant to warrants we issued to Amazon to acquire up to 3,401,028 of our ordinary shares at a purchase price of $59.26 per share (the “New Warrant”), 544,145 of which were vested and exercisable as of November 12, 2021. The selling shareholder exercised the Original Warrant on a cashless (net) exercise basis in connection with this offering resulting in the issuance to it of 705,953 ordinary shares.

Unless otherwise indicated, all information contained in this prospectus:

•        assumes no exercise of the option granted to the underwriters to purchase from us up to 396,892 additional ordinary shares; and

•        gives effect to the exercise of the Original Warrant held by the selling shareholder on a cashless (net) basis using the 30-day trailing VWAP as of November 18, 2021, resulting in the issuance to it of 705,953 ordinary shares.

Risk Factors

Investing in our ordinary shares involves a high degree of risk. You should consider carefully the risks and uncertainties described below together with the other information included in this prospectus supplement, the accompanying prospectus and incorporated by reference herein and therein, before deciding to purchase our ordinary shares. In addition, you should carefully consider, among other things, the section entitled “Risk Factors” beginning on page 2 of our Annual Report on Form 20-F for the year ended December 31, 2020 and in other documents that we subsequently file or furnish with the SEC, of which all of the filed documents and, to the extent specifically designated therein, the furnished documents are incorporated by reference into this prospectus supplement. The risks described below and incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any of these risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our ordinary shares could decline, and you could lose part or all of your investment.

Risks Related to Our Business, Our Ordinary Shares and the Offering

Achieving our published goals with respect to the environmental impact of our operations and products could result in us incurring additional costs, and our failure to achieve these goals could adversely impact our reputation, employee retention, and willingness of customers to do business with us.

Investor advocacy groups, certain institutional investors, investment funds, lenders and other market participants, shareholders, and customers have focused increasingly on the environmental, social, and governance (ESG) or “sustainability” practices of companies. These parties have placed increased importance on the implications of the social cost of their investments. Our 2020 Impact Report set out long-term targets with respect to the environmental impact of our operations and products. These targets reflect our current plans and aspirations and are not guarantees that we will be able to achieve them. Our efforts to accomplish and accurately report on these goals and objectives present numerous operational, reputational, financial, legal and other risks, any of which could have a material negative impact. If we do not achieve these targets, or if our ESG practices generally do not meet investor, lender, or other industry stakeholder expectations and standards, which continue to evolve, our reputation and access to capital may be negatively impacted and we could be the subject of government enforcement and private litigation. As a result, our share price and financial results may be adversely affected if we fail to achieve targets that we have set.

Our 2020 Impact Report discussed our policies and practices on a variety of environmental, social and ethical matters, including corporate governance, climate change risks, environmental compliance, employee health and safety practices, human capital management, and workforce inclusion and diversity. It is possible that stakeholders may be dissatisfied with our ESG practices or the speed of their adoption. We could also incur additional costs and require additional resources to monitor, report, and comply with various ESG practices. This area is rapidly developing, and a failure or perceived failure by us to set appropriate goals and prioritize ESG practices could negatively impact our reputation, employee retention, and the willingness of our customers to do business with us.

Increasing temperatures as a result of climate change may adversely affect our business and impact our results of operations.

Our operations rely upon cooling processes, which utilize significant energy and electricity resources. Increasing temperatures as a result of climate change could potentially lead to significant increases in our usage of energy and electricity in our operations worldwide, which would cause our expenses to increase. We believe that this risk could materially adversely affect our business and impact our results of operations.

The market price of our ordinary shares could be negatively affected by this offering and future sales of our ordinary shares.

Future sales by us or our shareholders of a substantial number of ordinary shares in the public market, or the perception that these sales might occur, could cause the market price of our ordinary shares to decline or could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity securities.

We, the selling shareholder and our directors and officers have agreed with the underwriters that, subject to limited exceptions, for a period of 90 days after the date of this prospectus supplement, we and they will not directly or indirectly offer, pledge, sell, contract to sell, grant any option to purchase or otherwise dispose of any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares (other than, with respect to us, ordinary shares issued pursuant to employee benefit plans, qualified share option plans, or other employee compensation plans existing on the date of this prospectus supplement or upon exercise of currently outstanding options, warrants or rights, and with respect to our directors and executive officers, ordinary shares sold pursuant to pre-existing plans established pursuant to Rule 10b5-1 under the Exchange Act), or in any manner transfer all or a portion of the economic consequences associated with the ownership of ordinary shares, or cause a registration statement covering any ordinary shares to be filed except for the ordinary shares offered in this offering, without the prior written consent of Citigroup Global Markets Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, who may, in their sole discretion and at any time without notice, release all or any portion of the shares subject to those lock-up agreements. See “Underwriting.”

Amazon is entitled to certain registration rights with respect to shares underlying the Original Warrant and the New Warrant, once vested. All shares sold pursuant to an offering covered by a registration statement will be freely transferable except if purchased by an affiliate.

In addition, as of September 30, 2021, 4,111,196 ordinary shares were available for future awards under our equity incentive plans, and an additional 451,979 ordinary shares were issuable pursuant to outstanding options granted under our equity incentive plans and 733,958 were issuable pursuant to restricted share units and performance share units under our equity incentive plans. We have filed registration statements on Form S-8 under the Securities Act registering ordinary shares that we may issue under our equity incentive plans. Shares included in such registration statements may be freely sold in the public market upon issuance, except for shares held by affiliates who have certain restrictions on their ability to sell.

We have broad discretion to determine how to use the funds that we receive from this offering, and we may use them in ways that may not enhance our results of operations or the price of our ordinary shares.

We currently intend to use the net proceeds that we receive from this offering for future acquisitions, including complementary businesses, technologies or assets, and for general corporate purposes, including working capital and capital expenditures. Accordingly, we will have broad discretion as to how we use the net proceeds that we receive from this offering. We could spend the proceeds that we receive from this offering in ways that our shareholders may not agree with or that do not yield a favorable return. You will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Investors in this offering will need to rely upon the judgment of our Board of Directors and management with respect to the use of proceeds. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations and prospects could be harmed, and the market price of our ordinary shares could decline.

We will not receive any of the proceeds from the sale of shares by the selling shareholder.

Use of Proceeds

We expect to receive net proceeds from this offering of approximately $282.0 million, or approximately $339.8 million if the underwriters exercise in full their option to purchase additional ordinary shares from us, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for future potential acquisitions, including complementary businesses, technologies or assets, and for general corporate purposes, including working capital and capital expenditures.

We will not receive any of the proceeds from the sale of shares by the selling shareholder.

Capitalization

The following table sets forth our cash and cash equivalents, available for sale marketable securities and total capitalization as of September 30, 2021:

•        on an actual basis; and

•        on an as adjusted basis to give effect to the issuance and sale of 1,940,000 ordinary shares by us in this offering at the public offering price of $151.00 per ordinary share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

There has been no material change in our capitalization from debt or equity issuances, re-capitalizations or special dividends between September 30, 2021 and the date of this prospectus supplement. This table should be read in conjunction with “Risk Factors” above (including those incorporated by reference therein), “ITEM 5: Operating and Financial Review and Prospects” and our consolidated financial statements and the related notes incorporated by reference from our Annual Report on Form 20-F for the year ended December 31, 2020 and the financial information for the nine months ended September 30, 2021 incorporated by reference from our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on November 16, 2021. See “Where You Can Find More Information.”

	As of September 30, 2021
	Actual	As Adjusted
	(in thousands, except share data)
Cash and cash equivalents, deposits and short and long-term marketable securities	$457,507	$739,494
Ordinary shares, NIS 0.01 par value: 200,000,000 shares authorized, actual; 46,477,324 shares issued and outstanding, actual, and 49,123,277 shares issued and outstanding, as adjusted	123	132
Additional paid-in capital	520,884	802,863
Accumulated other comprehensive income	1,600	1,600
Retained earnings	42,528	42,528
Total shareholders’ equity	565,135	847,123
Total capitalization	$565,135	$847,123

The foregoing table excludes as of September 30, 2021: (1) 4,111,196 ordinary shares available for future awards under our equity incentive plans, (2) an additional 451,979 ordinary shares underlying outstanding options under our equity incentive plans, at a weighted average exercise price of $19.60 per share, and (3) 733,958 ordinary shares issuable pursuant to restricted share units and performance share units outstanding under our equity incentive plans. Between September 30, 2021 and November 18, 2021, we issued an additional 59,392 ordinary shares in connection with the exercise of options and restricted share units issued pursuant to our equity incentive plans. It also excludes (1) 769,713 ordinary shares issuable pursuant to the Original Warrant, all of which were vested and exercisable as of November 12, 2021 and (2) 3,401,028 ordinary shares issuable pursuant to the New Warrant, 544,145 of which were vested and exercisable as of November 12, 2021 at an exercise price of $59.26 per share. The selling shareholder exercised the Original Warrant on a cashless (net) exercise basis in connection with this offering resulting in the issuance to it of 705,953 ordinary shares.

Selling Shareholder

The following table sets forth information with respect to the beneficial ownership of the selling shareholder of our ordinary shares as of November 18, 2021. On November 18, 2021, we had a total of 46,536,716 our ordinary shares outstanding.

Except as otherwise indicated, to our knowledge, the selling shareholder has sole voting and investment power with respect to all ordinary shares shown as beneficially owned by it.

For more information regarding our relationships with the selling shareholder and its affiliates, see “Major Shareholders and Related Party Transactions” in our Annual Report on Form 20-F for the year ended December 31, 2020 filed with the SEC on March 25, 2021.

	Shares Beneficially Owned Prior to Offering		Number of Shares Offered		Shares Beneficially Owned After Offering
Name	Number	Percent			Number	Percent(3)
Amazon.com NV Investment Holdings LLC(1)	1,313,858	2.8%	705,953	(2)	544,145	1.1%

____________

(1)      The selling shareholder is a wholly owned subsidiary of Amazon.com, Inc., whose address is 440 Terry Avenue North, Seattle, WA 98109.

(2)      The selling shareholder exercised the Original Warrant on a cashless (net) exercise basis in connection with this offering resulting in the issuance to, and sale in this offering by, it of 705,953 ordinary shares.

(3)      Based on 49,182,669 ordinary shares outstanding upon completion of this offering.

U.S. and Israeli Tax Considerations For Our Shareholders

The following is a discussion of the material U.S. and Israeli tax consequences relevant to an investment decision by a U.S. Holder, as defined below, with respect to our ordinary shares. It is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our ordinary shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Israeli Tax Consequences

This section contains a discussion of material Israeli tax consequences concerning the ownership and disposition of our ordinary shares purchased by investors in this offering. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. Because parts of this discussion are based on tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below.

Taxation of Non-Israeli Shareholders

Capital Gains Taxes Applicable to Non-Israeli Resident Shareholders.    Generally, a non-Israeli resident (whether an individual or a corporation) who derives capital gains from the sale of shares of an Israeli resident company that are not listed for trading on the Tel-Aviv Stock Exchange on the date of sale should be exempt from Israeli capital gains tax unless, among others, (i) the shares were held through a permanent establishment that the non-Israeli resident shareholder maintains in Israel, or (ii) most of the assets held, directly or indirectly, by the Israeli company — on the date of acquisition of the shares and during two years before their sale — stem from one or several of: real estate rights or real estate association rights, a right to use real estate or any asset connected to real estate in Israel, a right to exploit natural resources in Israel or a right to income from real estate located in Israel. If not exempt, a non-Israeli resident shareholder would generally be subject to tax on capital gain at the ordinary corporate tax rate (23% in 2021), if generated by a company, or at the rate of 25%, if generated by an individual, or 30%, if generated by an individual who is a “substantial shareholder” (as defined under the Israeli Income Tax Ordinance [New Version], 5721-1961), at the time of sale or at any time during the preceding 12-month period (or if the shareholder claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares). A “substantial shareholder” is generally defined as a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include, among others, the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. Individual and corporate shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income (a corporate tax rate for a corporation (23% in 2021) and a marginal tax rate of up to 47% for an individual in 2021 (excluding excess tax as discussed below)) unless contrary provisions in a relevant tax treaty apply. However, non-Israeli resident corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest of more than 25% in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. Such exemption is not applicable, inter alia, to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

Additionally, a sale of shares of an Israeli resident company by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty between Israel and the shareholder’s country of residence. For example, under the United States-Israel Tax Treaty, the disposition of shares by a shareholder who (i) is a U.S. resident (for purposes of the United States-Israel Tax Treaty), (ii) holds the shares as a capital asset and (iii) is entitled to claim the benefits afforded to such person by the United States-Israel Tax Treaty, is generally exempt from Israeli capital gains tax. Such exemption will not apply, inter alia, if (a) the capital gains arising from such sale, exchange or disposition can be allocated to a permanent establishment that the shareholder maintained in Israel, (b) the shareholder holds, directly or indirectly, shares representing 10% or more of the voting capital of the company during any part of the 12-month period preceding such sale, exchange or disposition, subject to certain conditions, (c) such

U.S. resident is an individual and was present in Israel for a period or periods aggregating to 183 days or more during the relevant taxable year, (d) the capital gains arising from such sale, exchange or disposition is attributed to real estate located in Israel, or (e) the capital gains arising from such sale, exchange or disposition are attributed to royalties. In each case, the sale, exchange or disposition of our ordinary shares would be subject to Israeli capital gains tax, to the extent applicable; however, under the United States-Israel Tax Treaty, the taxpayer may be permitted to claim a credit for such Israeli taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits.

In some instances where our shareholders may be liable for Israeli capital gains tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the Israel Tax Authority may require from shareholders who are not liable for Israeli tax to sign declarations in forms specified by this authority or obtain a specific exemption from the Israel Tax Authority to confirm their status as non-Israeli residents, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold taxes at source.

In addition, with respect to mergers involving an exchange of shares, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of a number of conditions, including, in some cases, a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are subject to certain restrictions. Moreover, with respect to certain share swap transactions in which the sellers receive shares in the acquiring entity that are publicly traded on a stock exchange, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of such shares has occurred. In order to benefit from the tax deferral, a pre-ruling from the Israel Tax Authority might be required.

Taxation of Non-Israeli Resident Shareholders on Receipt of Dividends.    Non-Israeli residents (whether individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, unless relief is provided under the provisions of an applicable tax treaty between Israel and the shareholder’s country of residence (provided that a certificate from the Israel Tax Authority allowing for a reduced withholding tax rate or a tax exemption is obtained in advance). With respect to a person who is a “substantial shareholder” (as described above) at the time of receiving the dividend or at any time during the preceding 12 months, the applicable tax rate is 30%. Dividends paid on publicly traded shares, like our ordinary shares, to non-Israeli residents, are generally subject to Israeli withholding tax at a rate of 25%, so long as the shares are registered with a nominee company (whether or not the recipient is a substantial shareholder), unless a lower rate is provided under an applicable tax treaty (provided that a certificate from the Israel Tax Authority allowing for a reduced withholding tax rate is obtained in advance). However, a distribution of dividends to non-Israeli residents is generally subject to withholding tax at source at a rate of 15% if the dividend is distributed from income attributed to an “Approved Enterprise” or a “Benefited Enterprise” (and 20% if the dividend is distributed from income attributed to a “Preferred Enterprise” or a “Preferred Technological Enterprise” or a “Special Preferred Technological Enterprise”) (as such terms are defined in the Law for the Encouragement of Capital Investments, 5719-1959), subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate, such 15% or 20% rates, or such lower rate as may be provided under an applicable tax treaty.

For example, under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. resident (for purposes of the United States-Israel Tax Treaty) is 25%. However, for dividends not attributed to an Approved Enterprise or a Benefited Enterprise and paid to a U.S. corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, the maximum rate of withholding tax is generally 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to an Approved Enterprise or a Benefited Enterprise are not entitled to such reduction under such tax treaty but are subject to withholding tax at the rate of 15% for such a United States corporate shareholder, provided that the condition related to our gross income for the previous year (as set forth in the previous sentence) is met.

If the dividend is attributable partly to income derived from an Approved Enterprise, Benefited Enterprise or Preferred Enterprise, and partly to other sources of income, the withholding tax rate will be a blended rate reflecting the relative portions of the two types of income. U.S. residents (for purposes of the United States-Israel Tax Treaty)

who are subject to Israeli withholding tax on a dividend may be entitled to a credit or deduction for United States federal income tax purposes up to the amount of the taxes withheld, subject to detailed rules contained in U.S. tax legislation.

We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.

A non-Israeli resident who receives dividends from which tax was withheld is generally exempt from the obligation to file tax returns in Israel in respect of such income, provided, inter alia, that (i) such income was not derived from a business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and (iii) the taxpayer is not obliged to pay excess tax (as further explained below).

Excess Tax

Individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on their annual income exceeding NIS 647,640 for 2021 (which amount is linked to the annual change in the Israeli consumer price index), including, but not limited to, dividends, interest and capital gain.

Estate and Gift Tax

Israeli tax law presently does not impose estate or gift taxes.

U.S. Federal Income Tax Considerations

The following is a discussion of the material U.S. federal income tax considerations relating to the ownership and disposition of our ordinary shares by a U.S. Holder (as defined below). This discussion addresses only the U.S. federal income tax consequences to U.S. Holders of our ordinary shares that will hold such ordinary shares as capital assets. Except as otherwise provided herein, this discussion does not address tax considerations applicable to U.S. Holders that may be subject to special tax rules, including, without limitation:

•        banks, financial institutions or insurance companies;

•        real estate investment trusts, regulated investment companies or grantor trusts;

•        brokers, dealers or traders in securities, commodities or currencies;

•        tax-exempt entities or organizations, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively;

•        certain former citizens or residents of the United States;

•        persons that receive our shares as compensation for the performance of services;

•        persons that will hold our shares as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

•        partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or persons that will hold our shares through such an entity;

•        S-corporations;

•        persons holding our shares in connection with a trade or business conducted outside the United States;

•        persons that elect to mark their securities to market;

•        U.S. Holders whose “functional currency” is not the U.S. Dollar;

•        persons that own or acquire directly, indirectly or through attribution 10.0% or more of the voting power or value of our shares; or

•        accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements under Section 451(b) of the Code.

Moreover, this discussion does not address the United States federal estate, gift or alternative minimum tax or Medicare contribution tax considerations, or any state, local or foreign tax considerations, of the ownership and disposition of our ordinary shares.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing, proposed and temporary U.S. Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below. There can be no assurances that the U.S. Internal Revenue Service (“IRS”) will not take a different position concerning the tax considerations of the ownership and disposition of our ordinary shares or that such a position would not be sustained. U.S. Holders should consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of owning and disposing of our ordinary shares in their particular circumstances.

For purposes of this description, a “U.S. Holder” is a beneficial owner of our ordinary shares that, for U.S. federal income tax purposes, is:

•        an individual holder that is a citizen or resident of the United States;

•        a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•        an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust if such trust has validly elected to be treated as a United States person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our ordinary shares, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Partners or partnerships considering an investment in our ordinary shares should consult their tax advisors regarding the U.S. federal income tax considerations of owning and disposing of our ordinary shares to their particular circumstances.

You should consult your tax advisor with respect to the United States federal, state, local and foreign tax consequences of owning and disposing of our ordinary shares.

Distributions

Subject to the discussion under “— Passive foreign investment company considerations” below, any distribution of cash or property with respect to our ordinary shares (including any amount of any Israeli tax withheld) will generally be treated as a dividend to the extent paid out of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be includible in the gross income of a U.S. Holder on the date the distribution is actually or constructively received (other than certain pro rata distributions of shares to all shareholders). To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the tax basis of the ordinary shares, and thereafter the excess will be taxed as capital gain recognized on a sale or exchange of the ordinary shares (as discussed below under “— Sale, exchange, redemption or other taxable disposition of ordinary shares”). The company does not intend to maintain calculations of its earnings and profits under U.S. federal income tax principles; therefore, any distribution (including any amount of any Israeli withholding tax) will generally be treated as a “dividend” for U.S. federal income tax purposes. Any such dividend income will not be eligible for the dividends-received deduction allowed to corporate U.S. Holders.

Subject to the discussion under “— Passive foreign investment company considerations” below, and subject to certain holding period requirements and other conditions, dividends paid to non-corporate U.S. Holders, including individual U.S. Holders, may be eligible for preferential rates of taxation if the dividends constitute “qualified dividend income” for U.S. federal income tax purposes. Dividends received with respect to our ordinary shares will constitute qualified dividend income provided that (i) our ordinary shares are readily tradable on an established securities market in the United States or the company is eligible for the benefits of a comprehensive income tax treaty with the United States that the IRS has approved for the purposes of the qualified dividend rules and (ii) the company was not, in the year prior to the year in which the dividend was paid, and is not, in the year in which the dividend is paid, a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. Although no assurances can be given, we believe that dividends the company pays on its ordinary shares generally will constitute qualified dividend income provided that we are not classified as a PFIC in the last year prior to the year in which such dividend is paid and the year in which such dividend is paid.

If you are a U.S. Holder, subject to the discussion below, dividends that we pay you with respect to our ordinary shares will be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation. Subject to certain conditions and limitations, non-U.S. tax withheld on dividends may be deducted from your taxable income or credited against your U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends that we distribute generally should constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied if you do not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and you should consult your tax advisor to determine whether and to what extent you will be entitled to this credit.

Although, as discussed above, dividends that we pay to a U.S. Holder will generally be treated as foreign source income, for periods in which we are a “United States-owned foreign corporation,” a portion of dividends paid by us may be treated as U.S. source income solely for purposes of the foreign tax credit. We would be treated as a United States-owned foreign corporation if 50% or more of the total value or total voting power of our stock is owned, directly, indirectly or by attribution, by United States persons. To the extent any portion of our dividends is treated as U.S. source income pursuant to this rule, the ability of a U.S. Holder to claim a foreign tax credit for any Israeli withholding taxes payable in respect of our dividends may be limited. A U.S. Holder entitled to benefits under the United States-Israel Tax Treaty may, however, elect to treat any dividends as foreign source income for foreign tax credit purposes if the dividend income is separated from other income items for purposes of calculating the U.S. Holder’s foreign tax credit. U.S. Holders should consult their own tax advisors about the impact of, and any exception available to, the special sourcing rule described in this paragraph, and the desirability of making, and the method of making, such an election.

The amount of any dividend paid in a currency other than the U.S. dollar, or foreign currency, will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is, in fact, converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, U.S. Holders generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. However, a U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. The gain or loss will be equal to the difference, if any, between (i) the U.S. dollar value of the amount included in income when the dividend was received and (ii) the amount received on the conversion of the foreign currency into U.S. dollars. Generally, any such gain or loss will be treated as ordinary income or loss and generally will be treated as U.S. source income for U.S. foreign tax credit purposes. U.S. Holders should consult their tax advisers regarding the treatment of foreign currency gain or loss on any foreign currency received that is converted into U.S. dollars on a date subsequent to the date of receipt.

Sale, exchange, redemption or other taxable disposition of ordinary shares

Subject to the discussion below under “Passive foreign investment company considerations,” a U.S. Holder generally will recognize gain or loss, for U.S. federal income tax purposes, on the sale, exchange or other taxable disposition of our ordinary shares, in an amount equal to the difference, if any, between the amount realized on such sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in such ordinary shares, and such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the ordinary shares have been held for more than one year. The adjusted tax basis in an ordinary share generally will be equal to the cost of such ordinary share. If you are a non-corporate U.S. Holder, long-term capital gain from the sale, exchange or other taxable disposition of ordinary shares is generally eligible for a preferential rate of taxation applicable to capital gains. The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code. Any such gain or loss that a U.S. Holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

Passive foreign investment company considerations

If we were to be classified as a PFIC in any taxable year, a U.S. Holder would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A non-U.S. corporation, such as our company, will be classified as a PFIC for federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of subsidiaries, either:

•        at least 75% of its gross income is “passive income”; or

•        at least 50% of the average quarterly value of its total gross assets (the total value of our assets may be measured in part by the market value of our ordinary shares, which is subject to change) is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of funds raised in offerings of our ordinary shares. If a non-U.S. corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income. If we are classified as a PFIC in any year with respect to which a U.S. Holder owns our ordinary shares, we will generally continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns our ordinary shares, regardless of whether we continue to meet the tests described above.

Based on historic and certain estimates of our gross income, gross assets, and market capitalization (which may fluctuate from time to time) and the nature of our business, we do not believe that we were a PFIC for the taxable year ending December 31, 2020 and we do not expect that we will be classified as a PFIC for the taxable year ending December 31, 2021. However, because PFIC status is based on our income, assets and activities for the entire taxable year, it is not possible to determine whether we will be characterized as a PFIC for the 2021 taxable year until after the close of the year. Moreover, we must determine our PFIC status annually based on tests which are factual in nature, and our status in future years will depend on our income, assets, market capitalization and activities in those years. In addition, our status as a PFIC may depend on how quickly we utilize the cash proceeds from this offering in our business. There can be no assurance that we will not be considered a PFIC for any taxable year and we do not intend to make a determination of our or any of our future subsidiaries’ PFIC status in the future.

Under certain attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of our PFIC subsidiaries, such subsidiaries referred to as “lower-tier PFICs,” and will be subject to U.S. federal income tax in the manner discussed below on (1) a distribution to us on the shares of a “lower-tier PFIC” and (2) a disposition by us of shares of a “lower-tier PFIC,” both as if the U.S. Holder directly held the shares of such “lower-tier PFIC.”

If we, or any of our subsidiaries, are treated as a PFIC for any taxable year during which a U.S. Holder holds (or, as discussed in the previous paragraph, is deemed to hold) its ordinary shares, such holder will be subject to adverse U.S. federal income tax rules. In general, if a U.S. Holder disposes of shares of a PFIC (including an indirect disposition or a constructive disposition of shares of a “lower-tier PFIC”), gain recognized or deemed recognized by such holder would be allocated ratably over such holder’s holding period for the shares. The amounts allocated to the taxable year of disposition and to years before the entity became a PFIC, if any, would be treated as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for such taxable year for individuals or corporations, as appropriate, and an interest charge would be imposed on the tax attributable to such allocated amounts. Further, any distribution in respect of shares of a PFIC (or a distribution by a lower-tier PFIC to its shareholders that is deemed to be received by a U.S. Holder) in excess of 125% of the average of the annual distributions on such shares received or deemed to be received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, would be subject to taxation in the manner described above. In addition, dividend distributions made to you will not qualify for the preferential rates of taxation applicable to qualified dividend income discussed above under “Distributions.”

Where a company that is a PFIC meets certain reporting requirements, a U.S. Holder can avoid certain adverse PFIC consequences described above by making a “qualified electing fund,” or QEF, election to be taxed currently on its proportionate share of the PFIC’s ordinary income and net capital gains. Generally, if we were a PFIC, a QEF election should be made on or before the due date for filing a U.S. Holder’s federal income tax return for the first taxable year in which it held our ordinary shares. If a timely QEF election is made, an electing U.S. Holder of our ordinary shares will be required to include in its ordinary income such U.S. Holder’s pro rata share of our ordinary earnings and to include in its long-term capital gain income such U.S. Holder’s pro rata share of our net capital gain, whether or not distributed. Under Section 1293 of the Code, a U.S. Holder’s pro rata share of our ordinary income and net capital gain is the amount which would have been distributed with respect to such U.S. Holder’s ordinary shares if, on each day during our taxable year, we had distributed to each holder of our ordinary shares a pro rata share of that day’s ratable share of our ordinary earnings and net capital gain for such year. In certain cases in which a QEF does not distribute all of its earnings in a taxable year, its U.S. Holders may also be permitted to elect to defer payment of some or all of the taxes on the QEF’s undistributed income but will then be subject to an interest charge on the deferred amount.

We intend to provide, upon request, all information that a U.S. Holder making a QEF election is required to obtain for U.S. federal income tax purposes (e.g., the U.S. Holder’s pro rata share of ordinary income and net capital gain), and intend to provide, upon request, a “PFIC Annual Information Statement” as described in Treasury Regulation section 1.1295-1 (or in any successor IRS release or Treasury regulation), including all representations and statements required by such statement. U.S. Holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

If we are a PFIC and our ordinary shares are “regularly traded” on a “qualified exchange,” a U.S. Holder may make a mark-to-market election with respect to our ordinary shares (but not the shares of any lower-tier PFICs), which may help to mitigate the adverse tax consequences resulting from our PFIC status (but not that of any lower-tier PFICs). Our ordinary shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principal purposes the meeting of the trading requirement are disregarded). The Nasdaq Global Select Market is a qualified exchange for this purpose and, consequently, if the ordinary shares are regularly traded, the mark-to-market election will be available to a U.S. Holder; however, there can be no assurance that trading volumes will be sufficient to permit a mark-to-market election. In addition, because a mark-to-market election with respect to us does not apply to any equity interests in “lower-tier PFICs” that we own, a U.S. Holder generally will continue to be subject to the PFIC rules with respect to its indirect interest in any investments held by us that are treated as equity interests in a PFIC for U.S. federal income tax purposes.

If a U.S. Holder makes a valid mark-to-market election, for each year in which we are a PFIC, such holder will generally include as ordinary income the excess, if any, of the fair market value of ordinary shares at the end of the taxable year over their adjusted tax basis, and will be permitted an ordinary loss in respect of the excess, if any, of the adjusted tax basis of our ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to- market election). If a U.S. Holder makes the election, such holder’s tax basis in our ordinary shares will be adjusted to reflect any such income or loss amounts. Any gain recognized on a sale or other disposition of our ordinary shares will be treated as ordinary income. Any losses recognized on a sale or other disposition of our ordinary shares will be treated as ordinary loss to the extent of any net mark-to-market gains for prior years. U.S. Holders should consult their own tax advisors regarding the availability and consequences of making a mark-to-market election in their particular circumstances. In particular, U.S. Holders should consider carefully the impact of a mark-to-market election with respect to our ordinary shares if we have “lower-tier PFICs” for which such election is not available. Once made, the mark-to-market election cannot be revoked without the consent of the IRS unless our ordinary shares cease to be “regularly traded.”

If a U.S. Holder owns ordinary shares during any year in which we are a PFIC, the U.S. Holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to the company, generally with the U.S. Holder’s federal income tax return for that year. If our company were a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements.

U.S. Holders should consult their tax advisors regarding the potential application of the PFIC rules to their investment in our ordinary shares.

Backup withholding tax and information reporting requirements

U.S. backup withholding tax and information reporting requirements may apply to certain payments to certain U.S. Holders of stock. Information reporting generally will apply to payments of dividends on, and to proceeds from the sale or redemption of, our ordinary shares made within the United States, or by a U.S. payor or U.S. middleman, to a U.S. Holder of our ordinary shares, other than an exempt recipient. A payor will be required to withhold backup withholding tax from any payments of dividends on, or the proceeds from the sale or redemption of, ordinary shares within the United States, or by a U.S. payor or U.S. middleman, to a U.S. Holder, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Any amounts withheld under the backup withholding rules will be allowed as a credit against the beneficial owner’s U.S. federal income tax liability, if any, and any excess amounts withheld under the backup withholding rules may be refunded, provided that the required information is timely furnished to the IRS.

Foreign asset reporting

Certain U.S. Holders who are individuals (and certain entities) may be required to report information relating to an interest in our ordinary shares, subject to certain exceptions (including an exception for shares held in accounts maintained by U.S. financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. Holders should consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of our ordinary shares and the significant penalties for noncompliance.

Underwriting

Citigroup Global Markets Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as representatives of the underwriters of this offering. Under the terms of an underwriting agreement, dated November 18, 2021, each of the underwriters named below has severally agreed to purchase from us and the selling shareholder the respective number of ordinary shares shown opposite its name below:

Underwriters	Number of Shares
Citigroup Global Markets Inc.	529,191
Barclays Capital Inc.	529,191
Goldman Sachs & Co. LLC	529,191
Morgan Stanley & Co. LLC	529,191
William Blair & Company, L.L.C.	158,756
Needham & Company, LLC	105,838
Stifel, Nicolaus & Company, Incorporated	105,838
Berenberg Capital Markets LLC	52,919
CJS Securities, Inc.	52,919
Craig-Hallum Capital Group LLC	52,919
Total	2,645,953

The underwriters have advised us that they propose initially to offer the ordinary shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $3.17 per share. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the public offering price, underwriting discounts and commissions and proceeds to us and to the selling shareholder, before expenses.

	Per Share	Total
Price to the public	$151.00	$399,538,903
Underwriting discounts and commissions	$5.29	$13,983,862
Proceeds, before expenses, to us	$145.72	$282,687,100
Proceeds, before expenses, to the selling shareholder	$145.72	$102,867,941

The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the ordinary shares offered by this prospectus if any such shares are taken.

The underwriting agreement provides that the underwriters’ obligation to purchase ordinary shares depends on the satisfaction of the conditions contained in the underwriting agreement including:

•        the obligation to purchase all of the ordinary shares offered hereby, if any of the shares are purchased;

•        the representations and warranties made by us and the selling shareholder to the underwriters are true;

•        there is no material change in our business or the financial markets; and

•        the delivery of customary closing documents to the underwriters.

Expenses

We estimate that our expenses for the offering, excluding underwriting discounts and commissions, will be approximately $700,000.

Option to Purchase Additional Shares

We have granted the underwriters an option exercisable for 30 days after the date of this prospectus supplement to purchase, from time to time, in whole or in part, up to an aggregate of 396,892 shares from us at the public offering price less underwriting discounts and commissions. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s percentage underwriting commitment in the offering as indicated in the table at the beginning of this Underwriting Section.

Lock-Up Agreements

We, all of our directors and executive officers and the selling shareholder have agreed that, for a period of 90 days after the date of this prospectus supplement subject to certain limited exceptions, including those described below, we and they will not directly or indirectly, without the prior written consent of each of Citigroup Global Markets Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any ordinary shares (including, without limitation, ordinary shares that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and ordinary shares that may be issued upon exercise of any options) or securities convertible into or exercisable or exchangeable for ordinary shares (other than, with respect to us, ordinary shares issued pursuant to employee benefit plans, qualified share option plans, or other employee compensation plans existing on the date of this prospectus supplement, and with respect to our directors and executive officers, ordinary shares sold pursuant to pre-existing plans established pursuant to Rule 10b5-1 under the Exchange Act), or sell or grant options or rights with respect to any ordinary shares or securities convertible into or exchangeable for ordinary shares (other than, with respect to us, the grant of options pursuant to option plans existing on the date of this prospectus supplement), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of ordinary shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any ordinary shares or securities convertible into or exercisable or exchangeable for ordinary shares or any of our other securities (other than any registration statement on Form S-8), or (4) publicly disclose the intention to do any of the foregoing.

Citigroup Global Markets Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, in their sole discretion, may release the ordinary shares and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release ordinary shares and other securities from lock-up agreements, Citigroup Global Markets Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC will consider, among other factors, the holder’s reasons for requesting the release, the number of ordinary shares and other securities for which the release is being requested and market conditions at the time.

Indemnification

We and the selling shareholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the ordinary shares, in accordance with Regulation M under the Exchange Act:

•        Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•        A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position, also referred to as a naked short position, must be closed out by the purchase of ordinary shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•        Syndicate covering transactions involve purchases of the ordinary shares in the open market after the distribution has been completed in order to cover syndicate short positions.

•        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the ordinary shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, short positions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of the ordinary shares. As a result, the price of the ordinary shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Global Select Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the ordinary shares. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with the offering, underwriters and any selling group members may engage in passive market making transactions in the ordinary shares on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of the ordinary shares and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific amount of ordinary shares for sale to online brokerage account holders.

Other than the prospectus in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Listing on the Nasdaq Global Select Market

Our ordinary shares (including the offered shares) are listed on the Nasdaq Global Select Market under the symbol “KRNT.”

Stamp Taxes

If you purchase ordinary shares offered in this prospectus outside the United States, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates may in the future perform various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they may receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ordinary shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the ordinary shares offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions Outside the United States

This prospectus supplement does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the ordinary shares or possession or distribution of this prospectus or any other offering or publicity material relating to the ordinary shares in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any ordinary shares or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of ordinary shares by it will be made on the same terms.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area and the United Kingdom

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the securities has led to the conclusion that: (i) the target market for the securities is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”), the FCA Handbook Conduct of Business Sourcebook (“COBS”) and Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”), respectively; and (ii) all channels for distribution of the securities to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the securities (referred to as a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II or the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels. None of we, the selling stockholders or any of the underwriters make or makes any representations or warranties as to a distributor’s compliance with MiFID II or the UK MiFIR Product Governance Rules.

European Economic Area

In relation to each member state of the European Economic Area (each, a “Relevant State”), an offer to the public of any securities which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant State, except that an offer to the public in that Relevant State of any securities may be made at any time under the following exemptions under Article 2(e) of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”):

•        to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

•        to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Regulation, subject to obtaining the prior consent of the underwriters or the underwriters nominated by us for any such offer; or

•        in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of ordinary shares shall require us, the selling stockholders or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of ordinary shares to the public” in relation to the ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered, so as to enable an investor to decide to purchase or subscribe the ordinary shares and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are (i) investment professionals, as such term is defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 in connection with the issue or sale of any ordinary shares may otherwise be lawfully communicated or caused to be communicated (all such persons together being referred to as “relevant persons”).

This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Israeli Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this document is being distributed only to, and is directed only at, and any offer of the securities offered hereby is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and/or (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest

(howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Legal Matters

The validity of the ordinary shares being offered by this prospectus supplement and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Meitar Law Offices, Ramat Gan, Israel. Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by White & Case LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Gornitzky & Co., Tel Aviv, Israel, with respect to Israeli law, and by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, with respect to U.S. law.

Experts

The consolidated financial statements of Kornit Digital Ltd. incorporated by reference in this prospectus supplement by reference to Kornit Digital Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2020 have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, as set forth in their report therein, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Enforceability of Civil Liabilities

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors, officers and any Israeli experts named in this prospectus supplement, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Meitar Law Offices, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Kornit Digital North America Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of the offering under this prospectus supplement or any purchase or sale of securities in connection with any such offering. Subject to specified time limitations, legal procedures and certain exceptions, Israeli courts may enforce a United States judgment in a civil matter which is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•        the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law prevailing in Israel;

•        the judgment is executory in the state in which it was given;

•        the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;

•        adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•        the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

•        the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

•        an action between the same parties in the same matter was not pending in any Israeli court at the time at which the lawsuit was instituted in the foreign court; and

•        the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Under existing Israeli law, a foreign judgment payable in foreign currency may be paid in Israeli currency at the rate of exchange in force on the date of the payment. Current Israeli exchange control regulations also permit a judgment debtor to make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Where You Can Find More Information

We have filed with the SEC an automatic shelf registration statement on Form F-3ASR under the Securities Act, with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we may offer. Statements we make in this prospectus supplement and the accompanying prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge.

We are subject to the information reporting requirements of the Exchange Act. Under the Exchange Act, we are required to file annual reports and certain special reports with, and to furnish current reports and certain other information to the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We maintain a corporate website at www.kornit.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Incorporation of Certain Documents By Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information in documents we file with, or furnish to, it. This means that we can disclose important information to you by referring you another document filed or furnished by us with or to the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with, or specially-designated submissions to, the SEC, the information incorporated by reference in this prospectus supplement and the accompanying prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus and information incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on the information contained in the document that was filed or furnished later.

We incorporate by reference into this prospectus supplement and the accompanying prospectus those documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specifically designated therein or in a future prospectus supplement, those reports of foreign private issuer on Form 6-K (and related exhibits) that we furnish to the SEC until we terminate the offering:

•        our annual report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 25, 2021 (the “2020 Form 20-F”);

•        solely with respect to the portions specified therein, our reports of foreign private issuer on Form 6-K furnished to the SEC on:

•        April 26, 2021 (solely with respect to the portions specified therein);

•        May 11, 2021, as amended (solely with respect to (i) the portions specified therein, (ii) the paragraph under the caption “Non-GAAP Discussion Disclosure” and (iii) the table under “Reconciliation of GAAP to Non-GAAP Consolidated Statements Of Operations”);

•        July 7, 2021 (solely with respect to the portions specified therein);

•        August 10, 2021 (solely with respect to (i) the portions specified therein, (ii) the paragraph under the caption “Non-GAAP Discussion Disclosure” and (iii) the table under “Reconciliation of GAAP to Non-GAAP Consolidated Statements Of Operations”);

•        August 10, 2021 (solely with respect to the portions specified therein);

•        August 12, 2021 (solely with respect to the portions specified therein);

•        October 20, 2021 (solely with respect to the portions specified therein);

•        October 21, 2021 (solely with respect to the portions specified therein);

•        November 1, 2021 (solely with respect to the portions specified therein);

•        November 10, 2021 (solely with respect to (i) the portions specified therein, (ii) the paragraph under the caption “Non-GAAP Discussion Disclosure” and (iii) the table under “Reconciliation of GAAP to Non-GAAP Consolidated Statements Of Operations”); and

•        November 16, 2021 (solely with respect to the portions specified therein).

•        the description of our ordinary shares contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on March 31, 2015, as updated by Exhibit 2.2 to the 2020 Form 20-F (“Description of Ordinary Shares of Kornit Digital Ltd.”), including any subsequent amendment or any report filed for the purpose of further updating such description.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed or furnished document which also is (or is deemed to be) incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

Unless expressly incorporated by reference, nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement and the accompanying prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement and the accompanying prospectus on the written or oral request of that person made to:

Kornit Digital Ltd.
Attention: Chief Financial Officer
12 Ha’Amal Street, Afek Park
Rosh Ha’Ayin 4809246, Israel
Tel: +972-3-908-5800

PROSPECTUS

2,932,176 Ordinary Shares Offered by the Selling Shareholder

Ordinary Shares Offered by the Company

We may offer ordinary shares from time to time in one or more issuances. In addition, the selling shareholder named in this prospectus may offer and sell up to 2,932,176 of our ordinary shares. We will not receive any of the proceeds from the sale of ordinary shares by the selling shareholder.

We are registering the sale of ordinary shares proposed to be sold by the selling shareholder pursuant to registration rights that we have granted to such shareholder. These ordinary shares underlie a warrant that we have issued to the selling shareholder. The selling shareholder may offer and sell ordinary shares in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. See “Plan of Distribution.”

This prospectus describes the general manner in which the shares will be offered. Each time we or, if required under the Securities Act of 1933, as amended, the selling shareholder, sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

Our ordinary shares are traded on the Nasdaq Global Select Market under the symbol “KRNT.” The closing price of our ordinary shares, as reported on the Nasdaq Global Select Market on September 11, 2020 was $60.26.

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Investing in our ordinary shares involves certain risks. Please carefully consider the “Risk Factors” in Item 3 of our most recent annual report on Form 20-F incorporated by reference in this prospectus and in any applicable supplement to this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase these ordinary shares.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the ordinary shares being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is September 14, 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act, as amended, utilizing a “shelf” registration process. Under this process, we may offer and sell our ordinary shares under this prospectus from time to time, in one or more offerings. This prospectus provides you with a general description of the ordinary shares we may offer. Each time we sell ordinary shares under the shelf registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering, if required. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the ordinary shares covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial data and related notes incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

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KORNIT DIGITAL LTD.

Overview

We develop, manufacture and market innovative digital printing solutions for the global printed textile industry, with a major focus on the fashion, apparel and home décor segments of the industry.

Our vision is to create a world where everybody can bond, design and express their identities, one impression at a time.

Our mission is to revolutionize the fast-changing printed textile industry by facilitating and expediting the transition from analog processes that have not evolved for decades and are not suited to the rapidly changing business models and self-disruption needs of the industry, to digital methods of garment, apparel and home décor, finished-goods production and decoration that address the contemporary supply, demand, social and environmental needs of the industry in which we operate.

Corporate Information

Our legal name is Kornit Digital Ltd. and we were incorporated under the laws of the State of Israel on January 16, 2002. Our registration number with the Israeli Registrar of Companies is 513195420. Our purpose as set forth in our amended and restated articles of association is to engage in any lawful activity.

We are subject to the provisions of the Israeli Companies Law, 5759-1999, or the Israeli Companies Law. Our principal executive offices are located at 12 Ha’Amal Street, Rosh Ha’Ayin 4809246, Israel, and our telephone number is +972-3-908-5800. Our website address is www.kornit.com (the information contained therein or linked thereto shall not be considered incorporated by reference in this prospectus). Our agent for service of process in the United States is Kornit Digital North America Inc., located at 480 South Dean Street, Englewood, New Jersey 07631, and its telephone number is (888) 456-7648.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. If any of these risks occurs, the value of our ordinary shares and our other securities may decline. You should carefully consider the risk factors discussed under the caption “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2019 and in any other filings we make with the Securities and Exchange Commission (the “SEC”) subsequent to the date of this prospectus which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in it by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus, and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, level of activity, performance or achievements to differ materially from any future results, level of activity, performance or achievements that may be expressed or implied by the forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by us pursuant to this prospectus for general corporate and working capital purposes.

We will not receive any proceeds from the sale of ordinary shares by the selling shareholder.

SELLING SHAREHOLDER

The following table sets forth information with respect to the beneficial ownership of the selling shareholder of our ordinary shares as of September 11, 2020. On September 11, we had a total of 41,197,714 of our ordinary shares outstanding.

Except as otherwise indicated, to our knowledge, the selling shareholder has sole voting and investment power with respect to all ordinary shares shown as beneficially owned by it.

For more information regarding our relationships with the selling shareholder and its affiliates, see “Major Shareholders and Related Party Transactions” in our Annual Report on Form 20-F for the year ended December 31, 2019 filed with the SEC on March 23, 2020.

	Shares Beneficially Owned Prior to Offering		Number of Shares Offered	Shares Beneficially Owned After Offering
Name	Number	Percent		Number	Percent
Amazon.com NV Investment Holdings LLC(1)	2,052,507	4.75%	2,932,176	—	—

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(1)      The selling shareholder is a wholly owned subsidiary of Amazon.com, Inc., whose address is 440 Terry Avenue North, Seattle, WA 98109. Shares beneficially owned consist of vested shares underlying a warrant granted to the selling shareholder assuming full exercise of the warrant for cash.

DESCRIPTION OF ORDINARY SHARES

A description of our ordinary shares can be found under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A as filed with the SEC on March 31, 2015, as updated by Exhibit 2.2 to our annual report on Form 20-F for the year ended December 31, 2019, which description is incorporated by reference herein.

PLAN OF DISTRIBUTION

We or the selling shareholder may sell the securities in one or more of the following ways (or in any combination) from time to time:

•        through underwriters or dealers;

•        directly to a limited number of purchasers or to a single purchaser;

•        through agents; or

•        through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of our securities or the selling shareholder’s ordinary shares may be carried out, from time to time, in one or more transactions, including:

•        block transactions and transactions on the Nasdaq Global Select Market or any other organized market where the securities may be traded;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•        ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•        sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•        sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we or the selling shareholders may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•        the name or names of any underwriters, dealers or agents;

•        the method of distribution;

•        the public offering price or purchase price and the proceeds to us from that sale;

•        details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

•        the expenses of the offering;

•        any discounts to be allowed or paid to the underwriters, dealers or agents;

•        all other items constituting underwriting compensation and the discounts to be allowed or paid to dealers, if any; and

•        any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We or the selling shareholder may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us or the selling shareholder in the form of underwriting discounts and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts or concessions from the underwriters and commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us or the selling shareholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We or the selling shareholder may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Meitar Law Offices, Ramat Gan, Israel.

EXPERTS

The consolidated financial statements of Kornit Digital Ltd. incorporated by reference in this prospectus by reference to Kornit Digital Ltd.’s annual report on Form 20-F for the year ended December 31, 2019 have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, as set forth in their report therein, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus and any accompanying prospectus supplement do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the information reporting requirements of the Exchange Act. Under the Exchange Act, we are required to file annual reports and certain special reports with, and to furnish current reports and certain other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We maintain a corporate website at www.kornit.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with, or furnish to, it. This means that we can disclose important information to you by referring you to another document filed or furnished by us with or to the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with, or specially-designated submissions to, the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed or furnished later.

We incorporate by reference into this prospectus documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specifically designated therein, reports on Form 6-K we furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus:

•        our annual report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on March 23, 2020 (the “2019 Form 20-F”);

•        our reports of foreign private issuer on Form 6-K furnished to the SEC on:

•        May 19, 2020 (solely with respect to (i) the portions specified therein, (ii) the paragraph under the caption “Non-GAAP Discussion Disclosure” and (iii) the table under “Reconciliation of GAAP to Non-GAAP Consolidated Statements Of Operations”);

•        July 2, 2020 (solely with respect to the portions specified therein);

•        July 27, 2020 (solely with respect to the portions specified therein);

•        August 11, 2020 (solely with respect to (i) the portions specified therein, (ii) the paragraph under the caption “Non-GAAP Discussion Disclosure” and (iii) the table under “Reconciliation of GAAP to Non-GAAP Consolidated Statements Of Operations”);

•        August 11, 2020 (solely with respect to the portions specified therein);

•        August 12, 2020 (solely with respect to the portions specified therein);

•        September 14, 2020 (solely with respect to the portions specified therein); and

•        the description of our ordinary shares contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on March 31, 2015, as updated by Exhibit 2.2 to the 2019 Form 20-F (“Description of Ordinary Shares of Kornit Digital Ltd.”), including any subsequent amendment or any report filed for the purpose of further updating such description.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Kornit Digital Ltd.
Attention: Chief Financial Officer
12 Ha’Amal Street, Afek Park
Rosh Ha’Ayin 4809246, Israel
Tel: +972-3-908-5800

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors, officers and any Israeli experts named in this prospectus, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Meitar Law Offices, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Kornit Digital North America Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of the offering under this prospectus or any purchase or sale of securities in connection with any such offering. Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•        the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law prevailing in Israel;

•        the judgment is executory in the state in which it was given;

•        the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;

•        adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•        the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

•        the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

•        an action between the same parties in the same matter was not pending in any Israeli court at the time at which the lawsuit was instituted in the foreign court; and

•        the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Under existing Israeli law, a foreign judgment payable in foreign currency may be paid in Israeli currency at the rate of exchange in force on the date of the payment. Current Israeli exchange control regulations also permit a judgment debtor to make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

2,645,953 Shares

Kornit Digital Ltd.

Ordinary Shares

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Prospectus Supplement

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